EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-4945, 33-62156, 333-8063, 333-19667 and 333-26059 of HEICO Corporation on
Forms S-8 of our report dated December 24, 1997, appearing in this Annual Report on Form 10-K of HEICO Corporation for the year ended October 31, 1997.




DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

January 26, 1998